                                    AGREEMENT


     This Agreement dated as of June 13, 1995 is between Pride Petroleum Services, Inc., a Louisiana corporation (the "Company"), and Financial Overseas Management, S.A.* ("Overseas"), a corporation organized and existing under the laws of Uruguay, and the sole shareholders of Overseas, Jorge E. Estrada Mora and Ana Maria Estrada Mora (the Estradas ).

     WHEREAS, Overseas, the Estradas and the Company are parties to a Common Stock Purchase Agreement dated September 10, 1993 (the Purchase Agreement ), pursuant to which Overseas has the right to receive, dependent on future contingencies, up to an additional 73,000 shares of Common Stock, without par value, of the Company (the "Common Stock"); and

     WHEREAS, Overseas currently holds two warrants issued pursuant to the Purchase Agreement to purchase a total of 300,000 shares of Common Stock (the "Warrants"), which Warrants contain provisions providing for the possible increase in the number of shares of Common Stock subject to purchase thereunder that (i) have resulted in an additional 108,740 shares of Common Stock being issuable upon exercise of such Warrants and (ii) dependent on future contingencies, could result in an additional 91,260 shares of Common Stock being issuable upon exercise of such Warrants; and

     WHEREAS, the parties hereto desire to effect the transactions described below;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     Section 1. ISSUANCE OF COMMON STOCK AND DETERMINATION OF NUMBER OF SHARES SUBJECT TO WARRANTS. The parties hereby agree that all 73,000 Additional Shares (as defined in the Purchase Agreement) remaining unissued as of the date hereof shall be deemed to be earned and shall be issued to Overseas as of the date hereof. In addition, all the Adjustment Shares (as defined in each of the Warrants) shall be deemed to be earned as of the date hereof. In order to effect such change with respect to the Warrants, Section 3 of each of the Warrants is hereby amended to read as follows:

     The aggregate number of shares of Common Stock issuable upon exercise of this Warrant shall, effective as of June 13, 1995, be increased so that a total of 250,000 shares of Common Stock shall be purchasable hereunder.

     Section 2. NET EXERCISE PROVISIONS. Section 2 of each Warrant shall be amended by adding a new Section 2.D thereof to read as follows:

* or its designee

          D. NET EXERCISE. In lieu of paying the aggregate purchase price in cash pursuant to clause (ii) of Section 2.A hereof, the Holder may elect a "net exercise" and exchange this Warrant for such number of shares of Common Stock determined by multiplying the number of shares with respect to which this Warrant is being exercised by a fraction, the numerator of which shall be the difference between the then-current market price per share of Common Stock and the purchase price provided for in this Warrant, and the denominator of which shall be the then-current market price per share of Common Stock.

     Section 3. NET EXERCISE OF WARRANTS. Overseas hereby exercises, pursuant to the net exercise provisions of each Warrant added by Section 2 above, each of the Warrants, and the Company and Overseas agree that the number of shares issuable upon such exercise is 130,000. As a result of such exercise, Overseas hereby is submitting both Warrants to the Company and the Company is issuing upon such exercise a total of 130,000 shares of Common Stock.

     Section 4. REGISTRATION RIGHTS. The shares of Common Stock issued to Overseas pursuant to the provisions of this Agreement, together with the ** shares of Common Stock currently held by Overseas and issued pursuant to the terms of the Purchase Agreement, shall be entitled to benefit of registration rights on the same terms as the registration rights contained in the Registration Rights Agreement dated March 22, 1995 between the Company and
Raymond H. Eaves and Billy D. Cooper.                        ** 207,000

     Section 5. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas.

     Section 6. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the parties hereto any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the parties hereto. This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among the parties, whether written, oral or otherwise, with respect to such matters.

     Section 7. COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The descriptive headings in this Agreement are inserted for convenience only and shall not limit or otherwise affect the meaning hereof.

      Section 8. AMENDMENT. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and Overseas.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date provided above.

                                        PRIDE PETROLEUM SERVICES, INC.



                                        By:            PAUL A. BRAGG
                                             ---------------------------------
                                            Paul A. Bragg   Vice President & CFO

                                        FINANCIAL OVERSEAS MANAGEMENT, S.A.

                                        By:
                                             ---------------------------------


                                                    JORGE E. ESTRADA MORA
                                             ---------------------------------
                                                    Jorge E. Estrada Mora


                                                   ANA MARIA ESTRADA MORA
                                             ---------------------------------
                                                   Ana Maria Estrada Mora

                               ADDENDUM AGREEMENT
                               ------------------



     This Agreement is an addendum to that certain Agreement dated June 13, 1995 between Pride Petroleum Services, Inc., a Louisiana corporation (the "Company"), and Financial Overseas Management, S.A. ("Overseas"), a corporation organized in and existing under the laws of Uruguay, and the sole shareholders of Overseas, Jorge E. Estrada Mora and Ana Maria Estrada Mora (the "Estradas"). Such Agreement shall hereinafter be referred to as the "Agreement".

     All terms not otherwise defined herein shall have the same meaning as in the Agreement.

     WHEREAS, the Company, pursuant to the Agreement, has agreed to certain amendments to the Purchase Agreement based upon a high degree of expectation that all the performance contingencies in the Purchase Agreement will be achieved;

     WHEREAS, Overseas has agreed to accept a total of 203,000 of Common Stock ("Securities") from the Company in consideration for such amendments to the Purchase Agreement; and

     WHEREAS, the Company is not willing to execute the Agreement without this Addendum; and

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that notwithstanding anything to the contrary in the Agreement, in the event such performance contingencies are not realized as set out in the Purchase Agreement and pursuant to the Warrants (prior to the amendments set out in the Agreement), Overseas shall return to the Company that applicable pro rata share of the Securities that are determined would not have been earned under the Purchase Agreement and pursuant to the Warrants (in accordance with the methodology utilized in the Agreement) because of Pride Petrotech S.A.M.P.I.C.'s failure to satisfy the performance contingencies based upon the cumulative results of Pride Petrotech S.A.M.P.I.C. for the three year period ending December 31, 1996. Overseas shall deliver the pro rata number of Company Common Stock no later than 30 days following the Company's notice to Overseas of such shortfall.

     IN WITNESS WHEREOF, the parties hereto have executed this Addendum to the Agreement as of June 22, 1995.

                                        PRIDE PETROLEUM SERVICES, INC.



        JORGE E. ESTRADA M.             By:           PAUL A. BRAGG
- -----------------------------------          -----------------------------------
                                             Vice President & CFO

                                        FINANCIAL OVERSEAS MANAGEMENT, S.A.



                                        By:        JORGE E. ESTRADA M.
                                             -----------------------------------
                                             Jorge E. Estrada Mora


                                                   JORGE E. ESTRADA M.
                                             -----------------------------------
                                             Jorge E. Estrada Mora


                                                   ANA MARIA ESTRADA MORA
                                             -----------------------------------
                                             Ana Maria Estrada Mora








































